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                                                                  EXHIBIT 10.141

                                  [LETTER HEAD]
                          ARROW-MAGNOLIA International
             2646 RODNEY LANE . P.O. BOX 59099 . DALLAS, TEXAS 75229
            (212) 247-7111 . TX 1-800-442-2601. NAT'L 1-800-527-2101
                         TELEX 203729 FAX (214) 484-2896


                                    November 8, 2000

BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, Georgia 30092

         Re:      Acquisition Agreement dated July 7, 2000

Gentlemen:

                  After substantial completion of due diligence and extensive discussions, BioShield Technologies, Inc. ("BioShield") and Arrow- Magnolia International, Inc. ("Arrow") have concluded and agreed that the Acquisition Agreement dated July 7, 2000 (the "Agreement") be, and it hereby is, terminated pursuant to Section 6.1(a) of the Agreement with the effects therein stated. Specifically, without limitation, the provisions of Section 6.5 of the Agreement are terminated and shall be of no further force and effect, and Arrow shall have no liability thereunder under any circumstances, including but not limited to Arrow's entering into, or announcing the intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal. In addition,
Section 6.4 of the Agreement shall terminate and be of no further force and effect, and none of the covenants, representations or warranties made by the parties, except as set forth in the following paragraph, shall survive termination of the Agreement.

                  Neither party shall be liable to any other party under the Agreement for fees, expenses, damages or any other amounts under the Agreement, except for the payment by BioShield of one-half of the costs of the environmental audit conducted for Arrow pursuant to Section 3.6 of the Agreement, in the amount of $17,678.99, which BioShield agrees to pay to Arrow within ten days of the date hereof.

                  Likewise, the Tender Agreement dated July 2000 shall terminate and be of no further force or effect pursuant to Section 7.3 thereof.

                  The Confidentiality and Non-Disclosure Agreement dated as of April 3, 2000 shall remain in effect notwithstanding termination of the Agreement.
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[LETTER HEAD]
ARROW-MAGNOLIA International
2646 RODNEY LANE . P.O. BOX 59099 . DALLAS, TEXAS 75229
(212) 247-7111 . TX 1-800-442-2601. NAT'L 1-800-527-2101 .
TELEX 203729 FAX (214) 484-2896


         Please sign and date in the spaces provided to evidence your agreement hereto.


                                       Yours very truly,

                                       ARROW-MAGNOLIA
INTERNATIONAL, INC.



                                       By:      /s/ Fred Kenner
                                          -------------------------------------
                                                  Fred Kenner, President

Agreed to and accepted the
8th day of November, 2000

BIOSHIELD TECHNOLOGIES, INC.



By:    /s/ Edward U. Miller
   --------------------------------------------
Name:       Edward U. Miller
     ------------------------------------------
Title:         COO
      -----------------------------------------